 Exhibit 5.1

LAW OFFICES OF AARON A. GRUNFELD & ASSOCIATES

11111 SANTA MONICA BOULEVARD, SUITE 1840

LOS ANGELES, CALIFORNIA 90025

(310) 788-7577

agrunfeld@grunfeldlaw.com

April 21, 2016

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400
Sylmar, California 91342

Re: Registration Statement on Form S-1 (Registration No. 333-209113)

Ladies and Gentlemen:

We have acted as counsel for Second Sight Medical Products, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933 of (i)  non-transferable subscription rights (the “Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of common stock, no par value, of the Company (the “Common Stock”), owned on the record date, as more fully set forth within the Registration Statement, including amendments thereto, and (ii) shares of Common Stock issuable upon exercise of the Rights, all of which are authorized but heretofore unissued shares to be offered and sold by the Company (the “Rights Shares”).

In connection with rendering this opinion letter, we have reviewed (i) the Registration Statement, (ii) the Articles of Incorporation of the Company, as amended to the date hereof, (iii) the Bylaws of the Company, as amended to the date hereof, (iv) certain resolutions adopted by the board of directors of the Company relating to the registration of the Rights and the Rights Shares, (v) the terms of the Rights Offering and related matters, (vi) a specimen certificate representing the Rights; and (viii) such other documents as we have considered appropriate for the purposes of this opinion.

For purposes of this opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity of the text of each document filed with the Securities and Exchange Commission (the “Commission”) through the Commission’s Electronic Data Gathering, Analysis and Retrieval System, the conformity to original documents of all documents submitted to us as certified or copies, and the accuracy and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter.

We have not examined the laws of any state other than California and we express no opinion as to the laws of any jurisdiction other than the laws of the State of California and, to the extent specifically referred to herein, the federal laws of the United States of America, insofar as those laws are in effect as of the date hereof.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.            The Rights have been duly authorized and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.         The Rights Shares have been duly authorized and, when issued upon exercise of the Rights in accordance with the terms of the Rights, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date of effectiveness of the Registration Statement unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after that date.

Very truly yours,

/s/ Law Offices of Aaron A. Grunfeld & Associates